                             VOTING TRUST AGREEMENT

         Agreement dated as of September 19, 1995 by and among Candice Carpenter (the "Trustee"), Nancy Evans (the "Successor Trustee"), certain owners and holders of the common stock, par value $.0005 per share (the "Common Stock"), of iVillage Inc., a Delaware corporation (the "Company"), who are (by execution hereof and deposit of Common Stock made contemporaneously with the delivery hereof) parties hereto (the "Original Depositors"), and such owners and holders of shares of Common Stock as may hereafter become parties hereto (the "Subsequent Depositors") (the Original Depositors and Subsequent Depositors collectively, the "Stockholders"). (For the purpose of this Agreement, "Shares" shall mean and include Common Stock and any other securities of the Company having general voting power for the election of directors.)

         1. Deposit of Stock.

         (1) The Original Depositors have deposited with the Trustee certificates, receipt of which is hereby acknowledged, representing the shares of Common Stock originally issued to them by the Company. The Original Depositors shall deposit with the Trustee any other certificates for Common Stock and other Shares which may be subsequently acquired by them during the term of this Agreement. All such certificates deposited hereunder shall be duly endorsed to the Trustee, or accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided.

         (2) From time to time during the term of this Agreement, any other stockholder of the Company may become a party to this Agreement by assigning, transferring and depositing with the Trustee certificates representing his Common Stock and other Shares and depositing with the Trustee his agreement adhering to this Agreement. Each such other stockholder who shall so assign, transfer and deposit such certificates and agreement shall thereby assent and become a party to this Agreement (defined above as a Subsequent Depositor), with the same force and effect as if such person had in fact executed this Agreement. The Subsequent Depositors shall deposit with the Trustee any other certificates for Common Stock and other Shares which may be subsequently acquired by them during the term of this Agreement. All such certificates deposited hereunder shall be duly endorsed to the Trustee, or accompanied by such instruments of transfer as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided.

         2. Issuance of Stock to Trustee. The Trustee shall cause all certificates representing Shares deposited with him to be surrendered to and cancelled by the Company and a new certificate or certificates therefor to be issued on the books of the Company to himself, as Trustee, and delivered to himself, as Trustee. All certificates issued hereunder representing Shares shall be registered in the name of the Trustee, as Trustee and shall bear legend to the effect that they are issued pursuant to and subject to this Agreement. The Trustee shall request the Company to note that fact on the books of the Company. Thereupon, the Trustee may vote and act with respect to the Shares so issued to the Trustee in accordance with the terms and conditions of this Agreement. The Trustee shall cause the Shares to be transferred on the books of the Company as may be necessary from time to time as a result of any change in the identity of the Trustee as hereinafter provided.

         3. Issuance of Voting Trust Certificates. The Trustee, in exchange for certificates representing Shares deposited with the Trustee pursuant to paragraph 1 hereof, shall promptly issue and deliver to each Stockholder appropriate voting trust certificates ("Voting Trust Certificates"), in the form attached hereto as Exhibit A, representing, in the aggregate, the number of shares of Common Stock delivered to the Trustee by such Stockholder. Each Stockholder shall have the right to receive separate Voting Trust Certificates in exchange for any particular stock certificate or certificates designated by such Stockholder.

         4. Transfer of Voting Trust Certificates.

         (1) The Trustee shall keep or cause to be kept at the offices of the Company or of its counsel or at such other place as the Trustee shall advise the Stockholders in writing a record of all Voting Trust Certificates issued by the Trustee, whether as an original issue in exchange for Shares deposited, or upon transfer and exchange for Voting Trust Certificates surrendered. The Trustee shall also fix and determine a place within the State of New York, or any other state in the continental United States, at which such record books shall be kept and at which the Voting Trust Certificates may be transferred. The records so kept or caused to be kept by the Trustee shall conform, as nearly as may be practicable, to the form of stock ledger or statutory stock books which would be used by a corporation or a transfer agent under similar circumstances and shall be available at reasonable hours for inspection by the holders of Voting Trust Certificates.

         (2) Each Stockholder's Voting Trust Certificates and the rights represented thereby shall be freely transferable, subject, however, to any applicable agreements restricting transfer, by each of the Stockholders by delivery of the Voting Trust Certificate accompanied either by an assignment in writing on the back of the certificate in the form of Exhibit B hereto or by a written power of attorney to sell, assign and transfer such Voting Trust Certificate on the books of the Trustee, signed by the person appearing as the registered holder thereof. All Voting Trust Certificates surrendered shall be cancelled forthwith. The Trustee may, in his discretion, treat the registered holder of any Voting Trust Certificates as the owner thereof for all purposes whatsoever and shall not be affected by any notice to the contrary, except that delivery of Common Stock or any other Shares held by the Trustee upon the expiration or termination hereof shall not be made without the surrender of the Voting Trust Certificates representing the same, properly endorsed for surrender. In connection with and as a condition precedent to the making or permitting of any transfer of any Voting Trust Certificate, the Trustee may require payment of a sum sufficient to pay or reimburse him for any transfer tax or other governmental charge incident thereto. Each transferee of a Voting Trust Certificate issued hereunder shall, by acceptance thereof, assent to an become a party to this Agreement, and such acceptance shall have the same force and effect as if such transferee had in fact executed this Agreement.

         (3) If any Voting Trust Certificate shall be come mutilated, lost, stolen or destroyed, the Trustee, under such conditions with respect to indemnity and otherwise as he, in his discretion, may prescribe, may provide for the issuance of a new Voting Trust Certificate in lieu of such lost, stolen or destroyed Voting Trust Certificate or in exchange for such mutilated Voting Trust Certificate.

         (4) Any holder of Voting Trust Certificates may exchange such Voting Trust Certificates for Voting Trust Certificates of other denominations representing the same aggregate number and class of Shares in accordance with such rules and restrictions as to authorized denominations as may be established by the Trustee for that purpose

         5. Withdrawal by Stockholders.

         (1) At any time and from time to time after the consummation of the first underwritten public offering for the account of the Company pursuant to a registration statement covering Common Stock filed under the Securities Act of 1933, as amended, at an offering price per share of Common Stock to the public of not less than the amount obtained by dividing $75,000,000 by the number of shares of Common Stock outstanding immediately after such public offering and with aggregate proceeds (net of underwriting discounts and commissions) to the Company of not less than $10,000,000, a Stockholder may withdraw any or all of his Shares from this Voting Trust for the sole purpose of selling or otherwise disposing of such Shares. The Trustee shall, as promptly as possible following receipt of written notice from a Stockholder of his intention to dispose of any Shares, accompanied by the surrender of the Voting Trust Certificates representing the Shares covered by the notice, deliver to such withdrawing Stockholder such Shares, free of trust and equivalent in amount to the Shares represented by the Voting Trust Certificates so surrendered.

         (2) In the event any of the Shares withdrawn pursuant to preceding sub-paragraph are not disposed of by the Stockholder within 30 days after receipt from the Trustee, the Stockholder shall re-deposit such Shares with the Trustee in the same manner as deposits of Shares are made pursuant to paragraph 1 hereof.

         6. Powers and Duties of Trustee,

         (1) While this Agreement is in effect, the Trustee, in his sole discretion, in person or by proxy, shall have the full and unqualified right and power to vote the Shares, held by him hereunder, to waive notice of meetings, to take part in or consent to any corporate or stockholders' action of any kind whatsoever, to enter into agreement for the voting of Shares with stockholders of the Company, and otherwise to act in respect of any and all such Shares in the same manner and to the same extent as if he were the absolute owner thereof in his own right; provided, however, that the Trustee shall have no right or authority to pledge or otherwise encumber, or to sell, transfer, or otherwise dispose of any Shares deposited hereunder.

         (2) The Trustee may employ counsel and such agents as he may deem necessary, desirable or convenient, may remove them at pleasure, and may fix the powers, duties and compensation of such agents and attorneys. The Trustee shall be reimbursed by the holders of Voting Trust Certificates, pro rata in proportion to the number of such certificates held by them, for fees and disbursements paid by the Trustee to such agents and attorneys and for any other of his ordinary and necessary expenses in carrying out this Agreement upon submission to such holders of vouchers for such payment.

         (3) The Trustee shall serve as such without compensation. He may, in his individual capacity, serve as a director, officer and/or agent of the Company or any subsidiary of, or company controlled by or affiliated with, the Company and receive compensation therefor.

         (4) The Trustee or any person, firm or corporation in which he may have an interest or with which he is affiliated or in any way related may, for his or its own account: purchase and sell securities of the Company or any subsidiary of, or company controlled by or affiliated with, the Company; purchase any property (including, without limitation, securities or rights or warrants to acquire securities of other corporations) owned by the Company or any such other company; or be interested in any such purchase or sale. No contract or other transaction between the Company or any such other company; or be interested in any such purchase or sale. No contract or other transaction between the Company or any subsidiary of, or company controlled by or affiliated with, the Company and the Trustee, or any person, firm or corporation in which the Trustee may be interested or with which he may be affiliated or in any way related, shall be rendered invalid by the fact of his being a party thereto or being interested in or affiliated with or related to such person, firm or corporation; and the Trustee and any such person, firm or corporation are hereby relieved from any liability by reason of the making of any contract or participating in any transaction wherein such Trustee, or any such person, firm or corporation, may be interested.

         (5) The Trustee may act in person or by proxy or otherwise through agents as he in his sole discretion shall determine.

         7. Distributions.

         (1) The Trustee shall promptly pay over such cash dividends as may be paid upon the Common Stock or any other Shares held by him hereunder to the then registered holders of Voting Trust Certificates according to the respective interests of such holders therein at the time fixed by the Company for the taking of a record to determine those holders of Shares entitled to receive such dividends.

         (2) If the Trustee is entitled to receive any such cash dividend, he may give the Company a certified list of the names and addresses of the then registered holders of Voting Trust Certificates, which list shall contain an appropriate indication of the number of Common Stock and any other shares of the Company-represented by the Voting Trust Certificates registered in the name of each holder at the time fixed by the Company for the taking of a record to determine those holders of its shares entitled to receive such cash dividends; and the Trustee shall then cause the Company to make such distribution, on behalf of the Trustee, directly to such registered holders of the Voting Trust Certificates.

         (3) If any dividend is paid upon the Common Stock or any other Shares held by the Trustee hereunder, in whole or in part, in stock of the Company having voting powers, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for stock which are received by the Trustee on account of such dividend, and each Voting Trust Certificate shall thereafter represent such stock received by the Trustee with respect to those Shares then represented by such Voting Trust Certificate.

         8. Reorganization or Dissolution.

         (1) If during the term hereof, the Company shall merge into or consolidate with another corporation or corporations, or there shall be a reorganization or recapitalization of the Company or all or substantially all of the assets of the Company are transferred to another corporation, any stock received by the Trustee in exchange for or with respect to Common Stock or other Shares then held by the Trustee hereunder as a result of such merger, consolidation, recapitalization, reorganization or transfer shall be held by the Trustee in accordance with the terms hereof. The Trustee may, in his discretion, issue and deliver Voting Trust Certificates representing such stock to the then registered holders of Voting Trust Certificates as their interests shall appear, against surrender by such holders of any Voting Trust Certificates registered in their name with respect to Common Stock or other Shares which were surrendered by the Trustee pursuant to the terms of such merger, consolidation, recapitalization, reorganization or transfer.

         (2) In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or property to which the holders of the shares of the Company deposited hereunder are entitled, and shall distribute the same among the registered holders of Voting Trust Certificates in proportion to their interests, as shown by the books of the Trustee.

         9. Liability and Indemnification of Trustee.

         (1) The Trustee shall not incur any responsibility, as stockholder, trustee or otherwise, for any mistake, act or omission of any agent or attorney or by reason of any action of any kind taken or omitted by him in connection with his duties as Trustee, except for his own willful malfeasance.

         (2) Except to the extent herein otherwise specifically provided, the Stockholders (whether or not they shall then be holders of Voting Trust Certificates) hereby jointly and severally indemnify and agree to hold harmless the Trustee for any and all damages, liabilities, losses, costs or expenses incurred or sustained by the Trustee by reason of his being a registered holder of any of the Common Stock or any other Shares or other securities of the Company held by the Trustee or by reason of any action taken or omitted by him in connection with his duties as Trustee, except for his own willful malfeasance or gross negligence.

         (3) The provisions of this paragraph 8 shall survive the termination of this Agreement and the resignation or removal or death of any person who shall have acted as Trustee hereunder.

         10. Resignation of Trustee and Appointment of Successor

         (1) The Trustee may resign at any time by giving written notice of his resignation to the then holders of the Voting Trust Certificates issued hereunder. Unless rescinded, the resignation of the Trustee will take effect ten
(10) days after the date of mailing of such notice.

         (2) If the Trustee shall die, resign, or become unable to perform the duties of Trustee hereunder during the existence of this Voting Trust, then Nancy Evans shall be his successor as trustee (defined above as the Successor Trustee). If, upon any such occurrence affecting the Trustee, the Successor Trustee shall be unable or unwilling to accept the trust hereunder, or if the Successor Trustee, as Trustee, shall die, resign, or become unable to perform the duties of Trustee during the existence of this Voting Trust, then this Voting Trust shall terminate in accordance with paragraph 11 below.

         (3) The Successor Trustee, as Trustee, shall have the rights, powers, duties and obligations that the Trustee hereunder has.

         11. Termination of Voting Trust Agreement.

         (1) This Agreement and the Voting Trust established hereunder shall terminate in the event neither the Trustee nor the Successor Trustee, as Trustee, is able or willing to perform the duties of Trustee hereunder, unless earlier terminated (a) by the Trustee giving written notice to the Stockholders which shall take effect 10 days after the date of mailing of such notice, or (b) by written agreement among all the Stockholders.

         (2) Upon the termination of this Voting Trust, the Trustee shall cause to be delivered to each registered holder of Voting Trust Certificates, in exchange for and upon surrender of the Voting Trust Certificates then outstanding, the Common Stock and any other Shares represented by the Voting Trust Certificates so surrendered.

         (3) Notwithstanding the termination of this Agreement, the Trustee shall thereafter have the power to take or cause to be taken such further or other action as he may deem necessary or desirable to conclude the duties imposed upon him hereunder.

         12. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party or parties hereto:

         (a) If to a holder of voting Trust Certificates hereunder, to such holder's address as it appears on the record books of the Trustee.

         (b) If to the Trustee, to his at the principal office of the Company or at such other location as the Trustee may designate by written notice to all Stockholders.

         13. Filing of Voting Trust Agreement. A copy of this Agreement shall be filed in the principal office of the Company and in the registered office of the Company in Delaware, and it shall be open to inspection daily during business hours by any holder of Voting Trust Certificates and any shareholder of the Company.

         14. Miscellaneous.

         (1) This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their legal representatives and successors. This Agreement shall not be assignable by any party.

         (2) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. It shall not be necessary that every counterpart of this Agreement be executed by all the parties hereto so long as each counterpart is executed by the Trustee and by one or more of the other parties hereto and so long as each of the parties hereto shall sign at least two counterparts, one of which shall be delivered to the Trustee.

         (3) Whenever necessary, the Trustee may issue voting Trust Certificates for fractional Shares.

         (4) The pronouns used herein shall be construed as masculine, feminine or neuter, and in the singular or plural, as the sense requires.

         (5) The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.

         (6) The validity of this Agreement or any part thereof and the interpretation of all provisions shall be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust Agreement on the day and year first above written.

/s/ Candice Carpenter
-------------------------------------------
Candice Carpenter, Trustee

/s/ Nancy Evans
-------------------------------------------
 Nancy Evans, Successor Trustee

/s/ Candice Carpenter
-------------------------------------------
Candice Carpenter, Original Depositor

/s/ Nancy Evans
-------------------------------------------
Nancy Evans, Original Depositor

/s/ Robert Levitan
-------------------------------------------
Robert Levitan, Original Depositor

                                                                       EXHIBIT A

THIS CERTIFICATE IS ISSUED PURSUANT TO, AND THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO AND LIMITED BY, THE TERMS OF THE VOTING TRUST AGREEMENT REFERRED TO IN THE TEXT HEREOF

No. _________                                              __________ Shares

                            VOTING TRUST CERTIFICATE

                                 iVILLAGE INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

         THIS IS TO CERTIFY THAT ___________________________ is entitled, on the surrender of this Certificate, to receive on August _______, _____, or on the earlier termination of the Voting Trust Agreement hereinafter referred to, a certificate or certificates for _______ shares of (Common Stock, $.0005 par value]* of iVILLAGE INC., a Delaware corporation (the "Company"). This Certificate is issued pursuant to, and the rights of the holders hereof are subject to and limited by, the terms of a Voting Trust Agreement dated as of September __ 1995, by and among Candice Carpenter, as Trustee, Nancy Evans, as Successor Trustee, and certain Stockholders, and of every agreement adhering to, amending or supplementing the same, a copy of which Voting Trust Agreement and any such other agreement is on file in the principal office of the Company and in the registered office of the Company in the State of Delaware. The Voting Trust Agreement, unless earlier terminated pursuant to the terms thereof, will expire in the event neither the Trustee nor the Successor Trustee, as Trustee, is able or willing to perform the duties of Trustee under the Voting Trust Agreement.

         The holder of this Certificate shall be entitled to the benefits of said Voting Trust Agreement, including the right to receive the cash or any other dividends, if any, paid by the Company with respect to the number of shares represented by this Certificate.

         This Certificate shall be transferable only on the books of the undersigned Trustee or any successor or successors, to be kept by him or his agent, on surrender hereof

_________________

*    Substitute description of other Shares as appropriate.

                               Exhibit A - Page 1
by the registered holder in person or by attorney duly authorized in accordance with the provisions of the Voting Trust Agreement, and, until so transferred, the Trustee may treat the registered holder as the owner of this Certificate for all purposes whatsoever, unaffected by any notice to the contrary. As a condition precedent to the making of any transfer of this Certificate, the Trustee may require the payment of a sum sufficient to recover the amount of any taxes or other governmental charge incident thereto.

         By accepting this Certificate, the holder hereof consents to and becomes a party to the Voting Trust Agreement with the same force and effect as if the Voting Trust Agreement had been signed under seal by the owner hereof, whether or not it is so signed.

         This Certificate is not valid until duly signed by the trustee

         IN WITNESS WHEREOF, the Trustee has signed this Certificate this________ day of ____________________________, 19_____.



                                                 ------------------------------
                                                          , Voting Trustee

                                Exhibit A - Page 2

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT

                        (TO BE SIGNED ONLY UPON TRANSFER
                          OF VOTING TRUST CERTIFICATE)

         For value received, the undersigned hereby sells, assigns and transfers unto __________________________________ the within Voting Trust Certificate with respect to ________________ shares of (Common Stock of iVILLAGE INC., par value $.0005 per share)*, and does hereby irrevocably constitute and appoint ________________ the attorney to transfer the same on the books of the Trustee with full power of substitution in the premises.

Dated:

                                              --------------------------
                                              (Signature must conform in all
                                              respects to the name of holder as
                                              specified on the face of this
                                              Certificate)

In the presence of


---------------------------
___________________________

*  Substitute description of other Shares, as appropriate.

                               Exhibit B - Page 1

                        VOTING TRUST SIGNATORY AGREEMENT


         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock of iVillage Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Dated:  5/28/97


                                        /s/ Philip Berney
                                        -------------------------------------
                                        Name:  Philip Berney

                             VOTING TRUST SIGNATORY  AGREEMENT

         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock Of iVillage Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Dated: MAY 22, 1997


                                        BARATERRE LIMITED, SOLE DIRECTOR
                                        FOR AND ON BEHALF OF GROWTH SHARES LTD.


                                        /s/ Phillipa M. Delancy
                                        /s/ Lisa E. Knowles
                                        ---------------------------------------
                                        Name:  PHILLIPA M. DELANCY
                                               LISA E. KNOWLES

                        VOTING TRUST SIGNATORY AGREEMENT

         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock of iVillage Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Dated: May 22, 1997

                                             /s/ Juerger Habermeier
                                             ----------------------------------
                                             Name:  Juerger Habermeier

                        VOTING TRUST SIGNATORY AGREEMENT

         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock of i village Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Dated: May 22, 1997


                                             /s/ Ralph Mack
                                             ---------------------------------
                                             Name:  Ralph Mack

                        VOTING TRUST SIGNATORY AGREEMENT

         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock of iVillage Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


Dated:  5/28/97

                                                  /s/ Stephen Parish
                                                  -----------------------------
                                                  Name:  Stephen Parish

                        VOTING TRUST SIGNATORY AGREEMENT

         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock of iVillage Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


Dated:  5/28/97


                                                  /s/ Steve Mizel
                                                  -----------------------------
                                                  Name: Steve Mizel

                        VOTING TRUST SIGNATORY AGREEMENT

         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock of iVillage Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


Dated:  5/28/97                                   /s/ Norman Tulchin
                                                  -----------------------------
                                                  Name: Norman Tulchin

                        VOTING TRUST SICNATORY AGREEMENT

         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock of iVillage Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meaning ascribed to them in the Agreement.


Dated: 5/28/97

                                             /s/ Stanley Tulchin
                                             ---------------------------------
                                             Name:  Stanley Tulchin

                        VOTING TRUST SIGNATORY AGREEMENT

         Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995, (the "Agreement) by and among Candice Carpenter, Nancy Evans and certain owners and holders of the common stock of iVillage Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

         In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

         All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Dated: 5/29/97


                                                  /s/ Elin Silveous
                                                  ----------------------------
                                                  Name:  Elin Silveous

                      VOTING TRUST SIGNATORY AGREEMENT

                  Reference is hereby made to the Voting Trust Agreement dated as of September 19, 1995 (the "Agreement") by and among Candice Carpenter, Nancy Evans and certain owners and holders of the capital stock of iVillage, Inc. Pursuant to Section 1(2) of the Agreement, the undersigned hereby becomes a party to the Agreement and agrees to be bound by, comply with and adhere to all the terms and provisions of the Agreement, with the same force and effect as if the undersigned had in fact originally executed the Agreement.

                  In connection with the deposit of this Voting Trust Signatory Agreement with the Trustee, the undersigned hereby assigns, transfers and deposits with the Trustee all certificates representing his, her or its Shares, accompanied by a stock power or powers, duly endorsed in favor of the Trustee.

                  All defined terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Dated:  February 1, 1998

                                            /s/  Elaine Rubin
                                            -----------------------------------
                                            Elaine Rubin